Exhibit 99.(h)(11)

AMENDMENT NO. 3

TO THE

EXPENSE LIMITATION AGREEMENT

Amendment No. 3 dated [        ], 2026 (“Amendment No. 3”) to the Expense Limitation Agreement dated September 6, 2024 (the "Agreement”) between Venerable Investment Adviser, LLC (the “Investment Adviser”) and Venerable Variable Insurance Trust (the “Trust”).

The Investment Adviser and the Trust hereby agree to modify and amend the Agreement as follows:

1.	New Funds. Effective [ ], 2026 the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable International Equity Fund

Venerable Government Money Market Fund

Venerable Real Estate Fund

Venerable Inflation Focused Fund

2.	Schedule A. Schedule A to the Agreement, which sets forth the maximum annual operating expense limits, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESSS WEHREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

VENERABLE INVESTMENT ADVISERS, LLC

By:

Name:

Title:

VENERABLE VARIABLE INSURANCE TRUST

By:

Name:
Title:

AMENDMENT NO. 3

SCHEDULE A

Fund/Class	Expense Limit	Initial Term End Date
Venerable High Yield Fund
Class V	0.72%	September 4, 2026
Class I	0.80%	September 4, 2026
Venerable Large Cap Index Fund
Class V	0.51%	September 4, 2026
Class I	0.28%	September 4, 2026
Venerable Moderate Allocation Fund
Class V	0.89%	September 4, 2026
Venerable Strategic Bond Fund
Class V	0.80%	September 4, 2026
Class I	0.60%	September 4, 2026
Venerable US Large Cap Strategic Equity Fund
Class V	0.86%	September 4, 2026
Class I	0.75%	September 4, 2026
Venerable US Large Cap Core Equity Fund
Class V	1.05%	September 5, 2027
Class I	0.75%	September 5, 2027
Venerable Intermediate Corporate Bond Index Fund
Class V	0.66%	September 5, 2027
Class I	0.36%	September 5, 2027
Venerable World Conservative Allocation Fund
Class V	0.86%	September 5, 2027
Venerable World Moderate Allocation Fund
Class V	1.00%	September 5, 2027
Venerable World Appreciation Allocation Fund
Class V	1.00%	September 5, 2027
Venerable Conservative Allocation Fund
Class V	0.87%	September 5, 2027
Venerable Conservative Appreciation Allocation Fund
Class V	0.91%	September 5, 2027
Venerable Moderate Appreciation Allocation Fund
Class V	0.99%	September 5, 2027
Venerable Appreciation Allocation Fund
Class V	1.01%	September 5, 2027
Venerable US Small Cap Fund
Class V	0.85%	September 12, 2027
Class I	1.00%	September 12, 2027
Venerable International Index Fund
Class V	0.70%	September 12, 2027
Class I	0.46%	September 12, 2027
Venerable Mid Cap Index Fund
Class V	0.65%	September 12, 2027
Class I	0.40%	September 12, 2027
Venerable Small Cap Index Fund
Class V	0.68%	September 12, 2027
Class I	0.45%	September 12, 2027

Fund/Class	Expense Limit	Initial Term End Date
Venerable Bond Index Fund
Class V	0.61%	September 12, 2027
Class I	0.36%	September 12, 2027
Venerable Emerging Markets Equity Fund
Class V	1.44%	September 12, 2027
Class I	1.19%	September 12, 2027
Venerable World Equity Fund
Class V	0.85%	September 12, 2027
Class I	0.90%	September 12, 2027
Venerable International Equity Fund
Class V	0.99%	March 20, 2028
Class I	0.95%	March 20, 2028
Venerable Government Money Market Fund
Class V	0.53%	March 20, 2028
Class I	0.35%	March 20, 2028
Venerable Real Estate Fund
Class V	1.00%	March 20, 2028
Class I	0.95%	March 20, 2028
Venerable Inflation Focused Fund
Class V	0.84%	March 20, 2028
Class I	0.58%	March 20, 2028